EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated March 20, 1998 included in this Form 10-KSB into Big Entertainment, Inc.'s previously filed Registration Statements on Form S-3 File Numbers 333-21173, 333-38219 and 333-14659.

ARTHUR ANDERSEN LLP

Miami, Florida,
  March 30, 1998.